UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 4, 2012

CHINA NORTH EAST PETROLEUM HOLDINGS LIMITED
(Exact name of Registrant as specified in its charter)

Nevada	001-34378	87-0638750
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

445 Park Avenue, New York, New York 10022
 (Address of principal executive offices)

(212) 307-3568
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 4, 2012, China North East Petroleum Holdings Limited (the “Company”) received a letter from NYSE Amex LLC (“NYSE”) stating that the NYSE was initiating delisting proceedings against the Company.

NYSE alleges that the Company is not in compliance with the following sections of the NYSE Amex LLC Company Guide:  (i) Section 120 (Certain Relationships and Transactions); (ii) Section 1003(f)(iii) (Operations Contrary to Public Interest); (iii) Section 127 (Use of Discretionary Authority); (iv) Section 132(e) (Additional Information); (v) Section 1003(d) (Failure to Comply with Listing Agreements and/or SEC Requirements); and (vi) Sections 134 (Filing Requirements) and 1101 (General).

In general, the NYSE allegations primarily relate to issues concerning documentation and disclosures for transactions between the Company and related parties, including those identified in the John Lees & Associates report to the Company, dated July 2010 and the failure of the Company to file its Form 10-K for 2011 on time.

The Company intends to appeal the attempted delisting before the Listing Qualifications Panel of the NYSE in accordance with Sections 1203 and 1009(d) of the Company Guide.

The Company’s press release dated April 11, 2012 with respect to the notification from the NYSE is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits.

99.1	Press release, dated April 11, 2012 of China North East Petroleum Holdings Limited

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA NORTH EAST PETROLEUM HOLDINGS LIMITED

Date: April 11, 2012	By:	/s/ Jingfu Li
Jingfu Li
Acting Chief Executive Officer